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                                                                   EXHIBIT 10.17


                      SERVICE CORPORATION INTERNATIONAL

         AMENDMENT TO THE 1993 LONG-TERM INCENTIVE STOCK OPTION PLAN



     AMENDMENT, dated as of November 13, 1997, to the Service Corporation International 1993 Long-Term Incentive Stock Option Plan, as amended on February 12, 1997 (the "1993 Plan").


     1. The 1993 Plan is hereby amended effective as of the date hereof, as follows:

     The second paragraph of Section 5(e), is hereby amended and restated in its entirety as follows:

     The option price of Stock to purchased upon exercise of any Option shall be paid in full (i) in cash (by certified or bank check or such other instrument as the Company may accept), (ii) in the form of unrestricted Stock already owned by the optionee for six months or more, either physically delivered or attested to on an executed attestation form acceptable to the Company, and based on the Fair Market Value of the Stock on the date the Stock Option is exercised, or (iii) by a combination thereof. If an optionee is subject to Section 16(b) of the Exchange Act, any election to make payment pursuant to clause (ii) of the preceding sentence shall comply with the requirements of Rule 16b-3(e).